UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.) 000-54089 (BioMed Realty, L.P.)	20-1142292 (BioMed Realty Trust, Inc.) 20-1320636 (BioMed Realty, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement.

On June 28, 2012, BioMed Realty, L.P. (the “Operating Partnership”), the operating partnership subsidiary of BioMed Realty Trust, Inc. (the “Company”), issued $250.0 million aggregate principal amount of its 4.25% Senior Notes due 2022 (the “Notes”).

The terms of the Notes are governed by a base indenture, dated March 30, 2011, by and among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of June 28, 2012, by and among the Operating Partnership, the Company and the Trustee (the base indenture and the supplemental indenture, collectively the “Indenture”). The Indenture contains various restrictive covenants, including limitations on the Operating Partnership’s ability to incur additional indebtedness, requirements to maintain a pool of unencumbered assets and requirements to maintain insurance with financially sound and reputable insurance companies. Copies of the base indenture and supplemental indenture, including the form of the Notes and guarantee of the Notes by the Company, the terms of which are incorporated herein by reference, are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K. See Item 2.03 below for more information.

The net proceeds from the issuance of the Notes will be approximately $245.9 million, after deducting the underwriters’ discounts and the Operating Partnership’s estimated offering expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 28, 2012, the Operating Partnership issued $250.0 million aggregate principal amount of Notes. The Operating Partnership offered the Notes at 99.126% of the principal amount thereof. The Notes are general unsecured senior obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. However, the Notes are effectively subordinated to the Operating Partnership’s existing and future mortgages and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future preferred equity and liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries, including guarantees provided by the Operating Partnership’s subsidiaries under the unsecured line of credit. The Notes bear interest at 4.25% per annum. Interest is payable on January 15 and July 15 of each year beginning January 15, 2013 until the maturity date of July 15, 2022. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company. Copies of the base indenture and supplemental indenture, including the form of the Notes and guarantee of the Notes by the Company, the terms of which are incorporated herein by reference, are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

The Notes will be redeemable in whole at any time or in part from time to time, at the Operating Partnership’s option and in its sole discretion, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis at the adjusted treasury rate (determined in accordance with the Indenture) plus 0.45%, plus, in each case, accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, if the Notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	a default for 30 days in the payment of any installment of interest under the Notes;

•	a default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable;

•

failure to pay any indebtedness for money borrowed by the Operating Partnership, the Company, or any subsidiary in which the Operating Partnership has invested at least $50 million in capital (a “Significant Subsidiary”), in an outstanding principal amount in excess of $50 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Operating Partnership from the Trustee (or to the Operating Partnership and the Trustee from holders of at least 25% in principal amount of the outstanding Notes);

•

default in the performance or breach of any other covenant or warranty by the Operating Partnership or the Company in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of a series of debt securities other than the Notes), which default continues uncured for a period of 60 days after the Operating Partnership receives written notice from the Trustee (or the Operating Partnership and the Trustee receive written notice from the holders of at least 25% in principal amount of the outstanding Notes) as provided in the Indenture; and

•	certain events of bankruptcy, insolvency or reorganization of the Operating Partnership, the Company or any Significant Subsidiary.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
4.1	Indenture, dated March 30, 2011, by and among BioMed Realty, L.P., BioMed Realty Trust, Inc. and U.S. Bank National Association, as trustee.(1)

4.2	Supplemental Indenture No. 2, dated June 28, 2012, by and among BioMed Realty, L.P., BioMed Realty Trust, Inc. and U.S. Bank National Association, as trustee, including the form of 4.25% Senior Notes due 2022 and guarantee thereof.

5.1	Opinion of Venable LLP.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

(1)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s and BioMed Realty, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: June 28, 2012	BIOMED REALTY TRUST, INC.

	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

BIOMED REALTY, L.P. By: BioMed Realty Trust, Inc. its General Partner

By:	/s/ GREG N. LUBUSHKIN
Name:	Greg N. Lubushkin
Title:	Chief Financial Officer